Exhibit 10.12

[Rim Semiconductor Company Letterhead]

January 23, 2008

The Charles R. Cono Trust
Charles R. Cono
5550 Baltimore Drive
La Mesa, CA 91942-1776

Dear Charlie,

This letter is intended to confirm our verbal agreement to extend the maturity date of the outstanding balance of that certain Convertible Promissory Note (the “Note”) of Rim Semiconductor Company (“Rim”) to The Charles R. Cono Trust (the “Trust”) dated May 24, 2007.

Notwithstanding any contrary provision in the Note, the Trust hereby agrees to the following terms with respect to Rim’s obligations under the Note:

1.	Trust hereby acknowledges that the unpaid and outstanding principal balance on the Note was $350,000 as of December 18, 2007;
2.	Trust hereby waives any Default (as defined in the Note) that may exist as of the date of execution of this letter agreement;
3.	The Maturity Date (as defined in the Note) is hereby extended to July 31, 2008;
4.
 Rim shall use its best efforts to make prepayments of principal in an amount equal to or greater than $50,000 per month, together with all accrued interest as of the date of such prepayment, no later than the last calendar day of each month.

Please indicate your concurrence with the foregoing by countersigning a copy of this letter and returning it to me via fax at 503-257-6622.

Best Regards,

RIM SEMICONDUCTOR COMPANY

By: /s/ Brad Ketch
Brad Ketch, President and Chief Executive Officer

Signed and agreed:

THE CHARLES R. CONO TRUST

By: /s/ Charles R. Cono	3-20-2008
Charles R. Cono, Trustee	Date